UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: May 14, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

American Airlines, Inc. (“American”), as the borrower, and AMR Corporation (“AMR”), as guarantor, previously entered into an Amended and Restated Credit Agreement (the “Credit Agreement"), dated as of March 27, 2006, with Citicorp USA, Inc., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and a syndicate of lenders arranged by Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book-running managers.  The loan facilities under the Credit Agreement consist of an undrawn $255 million secured revolving credit facility with a final maturity on June 17, 2009 and a fully drawn $439 million secured term loan facility with a final maturity on December 17, 2010.

The Credit Agreement contains a covenant (the “EBITDAR Covenant”) requiring AMR to maintain, for specified periods, a minimum ratio of cash flow (defined as consolidated net income, before dividends, interest expense (less capitalized interest), income taxes, depreciation and amortization and rentals, adjusted for certain gains or losses and non-cash items) to fixed charges (comprising interest expense (less capitalized interest) and rentals).  The minimum ratios for the four quarter periods ending as of specified dates are currently as set forth below:

Four Quarter Period Ending                                                                                                  Minimum Ratio

June 30, 2008                                                                                    1.40:1.00
September 30, 2008                                                                                         1.40:1.00
December 31, 2008                                                                                  1.40:1.00
March 31, 2009                                                                                                                            1.40:1.00
June 30, 2009 (and each
fiscal quarter thereafter)                                                                                                               1.50:1.00

American and AMR have obtained the approval by the requisite lenders of an amendment to the Credit Agreement (the “Amendment”), pursuant to which (1) compliance with the EBITDAR Covenant will be irrevocably waived for all periods ending on any date from (and including) June 30, 2008 through March 31, 2009 and (2) the EBITDAR Covenant will be amended to provide that thereafter, AMR will be required to maintain, for each period specified below, a ratio of cash flow to fixed charges of not less than the amount specified below for such period.

Period                                                                                   Minimum Ratio

Quarter ending June 30, 2009                                                                                                        0.90:1.00
Two quarters ending September 30, 2009                                                                                     0.95:1.00
Three quarters ending December 31, 2009                                                                                    1.00:1.00
Four quarters ending March 31, 2010                                                                                            1.05:1.00
Four quarters ending June 30, 2010                                                                                               1.10:1.00
Four quarters ending September 30, 2010                                                                                     1.15:1.00

No other changes to the Credit Agreement will be effected by the Amendment.  American will pay certain fees to the lenders under the Credit Agreement in connection with obtaining the Amendment.  Effectiveness of the Amendment is subject to the satisfaction of certain conditions, and American and AMR expect that these conditions will be satisfied and the Amendment will become effective May 15, 2008.

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the American’s and AMR’s expectations or beliefs concerning future events.  When used in this release, the words “expect” and “will” are intended to identify forward-looking statements.  All forward-looking statements in this release are based upon information available to American and AMR on the date of this release.  American and AMR undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from American’s and AMR’s expectations, including the need to satisfy certain conditions to the effectiveness of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            American Airlines, Inc.

        /s/ Kenneth W. Wimberly
          Kenneth W. Wimberly
                             Corporate Secretary

Dated:  May 14, 2008